Exhibit 10.2

CANCELLATION AGREEMENT

THIS AGREEMENT is made and entered into this 12 day of January, 2007, to be effective as of 12 day of January, 2007 (the “Effective Date”), by and between Media Century International Limited, a British Virgin Islands company (the “MCI”) and First Asia International Holdings Limited (the “Seller”).

RECITALS

The parties executed a Stock Purchase Agreement dated August 4, 2006, pursuant to which MCI agreed to acquire 1,000 shares of Digital One (the “Digital One”) from the Seller, representing 100% of Digital One’s issued and outstanding stock, by a payment of $20,014 made by execution of a Promissory Note.

The parties completed the stock purchase pursuant to the Stock Purchase Agreement on August 4, 2006.

The parties have determined that it would be in their mutual best interests to rescind the stock purchase transaction effective retroactively to August 4, 2006.

NOW THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants and promises hereinafter set forth, it is agreed as follows:

1. Cancellation of Stock Purchase.  The stock purchase transaction between the parties, completed pursuant to and in accordance with the terms of a Stock Purchase Agreement, dated August 4, 2006, is hereby rescinded and cancelled as of the Effective Date.

2. Transfer or Reconveyance of Shares and Promissory Note.  By execution of this Agreement, MCI hereby agrees to convey and transfer to the Seller 1,000 shares of stock of Digital One held by MCI, in exchange for the transfer and conveyance to MCI of the promissory note with principal sum of 20,014 then held by the Seller.

3. Representations and Warranties of the Seller.  By execution of this Agreement, the Seller represents and warrants as follows:

(i) It has full power and authority to execute this agreement and to carry out their obligations hereunder.

4.  Representations and Warranties of MCI.  By execution of this Agreement, MCI represents and warrants as follows:

(i) From the date of closing under the Agreement of Share Exchange through the date of execution of this Agreement, it has not incurred any liabilities or obligations

(absolute, accrued, contingent or otherwise) which are required to be reflected or reserved against on Digital One’s financial statements.

(ii)  There is no suit, action or proceeding pending, or, to their knowledge threatened against or affecting Digital One or its assets.

(iii) It has full power and authority to execute this agreement and to carry out its obligations hereunder.

(iv) The shares of Digital One to be conveyed or transferred from MCI to the Seller in accordance with the terms of this Agreement, are free and clear of any liens, claims, options, charges or encumbrances of any nature, and MCI has the unqualified right to sell, assign, transfer and convey such shares to the Seller pursuant to, and in accordance with, the terms of this Agreement.  Upon such transfer or conveyance, the Seller will acquire good and valid title to such shares, free and clear of all liens, claims, options, charges and encumbrances of any nature.

5. Cooperation.  By execution of this Agreement, MCI and the Seller agree, for themselves and for their affiliates, that following the date of execution of this Agreement they shall each make such individual filings as may be required under the rules and regulations of the U.S. Securities and Exchange Commission to report the transactions described herein, and that they shall execute such documents and take such steps as may otherwise be necessary to appropriate in order to enable MCI to complete any and all required filings with the U.S. Securities and Exchange Commission, and to complete any and all other required corporate actions or corporate filings for the period from August 4, 2006, through and including the date of this Agreement.

6. Mutual Release.  Except for their respective liabilities and obligations under the terms of this Agreement which shall remain fully enforceable, by execution of this Agreement, MCI agrees, for itself and for its officers, directors, agents, employees and affiliates,  to release Digital One and the Seller, and Digital One and the Seller agree for themselves, and for their officers, directors, agents, employees and affiliates, to release MCI, from any and all claims, demands, liabilities and causes of action arising out of, or in any way related to, the execution of the Stock Purchase Agreement and the closing of the stock purchase transaction thereunder.

7. Costs and Expenses.   Except to the extent otherwise specified herein, each party shall bear its own costs and expenses related to the transactions described herein.

8. Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of Hong Kong.

9. Facsimile Signatures and Counterparts.  For purposes of execution of this Agreement, facsimile signatures shall be deemed to be originals. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart

10. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.  This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

IN WITNESS WHEREOF, this Agreement is executed as of January 12, 2007, to be effective as of January 12, 2007.

Media Century International Limited By: /s/ Li Sze Tang, President Li Sze Tang, President

First Asia International Holdings Limited By: /s/ Li Sze Tang Li Sze Tang